Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                                       FOR
                        MAPLE MOUNTAIN EXPLORATIONS INC.

                          COMMON STOCK ($.02 PER SHARE)

Persons interested in purchasing common stock of Maple Mountain Explorations Inc. must complete and return this Subscription Agreement along with their check or money order payable to: MAPLE MOUNTAIN EXPLORATIONS INC. ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 2,500,000 shares of its common stock (par value $.001 per share) at a price of $.02 per share. There is no minimum subscription amount.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.


NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.02 per Share

Aggregate Subscription Price = $_____________

Check or money order shall be made payable to Maple Mountain Explorations Inc.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2005.

b) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):


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As (check one)

         __Individual      __Tenants in Common            __Existing Partnership
         __Joint Tenants   __Corporation                  __Trust
         __IRA             __Minor with adult custodian under
                             the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


--------------------------------    --------------------------------
Signature of Subscriber             Signature of Co-Subscriber

--------------------------------    --------------------------------
Name of Subscriber (Printed)        Name of Co-Subscriber (Printed)

--------------------------------    --------------------------------
Address                             Address of Co-Subscriber

--------------------------------    --------------------------------
Address                             Address of Co-Subscriber

--------------------------------    --------------------------------
Telephone                           Telephone of Co-Subscriber

--------------------------------    --------------------------------
Subscriber Tax I.D. or              Co-Subscriber Tax I.D. or
Social Security Number              Social Security Number


ACCEPTED BY:  Maple Mountain Explorations Inc., a Nevada Corporation



By:                                 Date:
   -----------------------------         ---------------------------
    Officer